UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 619100

Dallas, TX

75261-9100

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	KMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, on November 2, 2025, Kimberly-Clark Corporation, a Delaware corporation (“K-C”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Kenvue Inc., a Delaware corporation (“Kenvue”), Vesta Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of K-C (“First Merger Sub”), and Vesta Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of K-C (“Second Merger Sub”). The Merger Agreement provides that, among other things, (i) First Merger Sub will merge with and into Kenvue (the “First Merger”), with Kenvue surviving as a direct wholly owned subsidiary of K-C (the “Initial Surviving Company”), and (ii) immediately following the First Merger, and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of K-C.

On January 29, 2026, K-C held a virtual special meeting of its stockholders (the “Special Meeting”) to vote upon a proposal to approve the issuance of shares of common stock, par value $1.25 per share, of K-C (“K-C Common Stock”) to the Kenvue stockholders in connection with the Mergers (the “Issuance Proposal”). Prior to the Special Meeting, K-C filed a definitive joint proxy statement/prospectus (the “Proxy Statement”) with the U.S. Securities and Exchange Commission on December 16, 2025. The Proxy Statement describes the Special Meeting, the Issuance Proposal, the Mergers and related information and was first mailed to K-C stockholders on or about December 16, 2025.

As of the close of business on December 11, 2025, the record date for the Special Meeting, there were 331,892,847 shares of K-C Common Stock issued and outstanding and entitled to vote at the Special Meeting and each share of K-C Common Stock represented one vote. At the Special Meeting, a total of 248,177,004 shares of K-C Common Stock, representing approximately 74.8% of the outstanding shares of K-C Common Stock entitled to vote at the Special Meeting, were present or represented by proxy, constituting a quorum to conduct business.

The final voting results for the proposal voted on at the K-C Special Meeting are as follows:

Issuance Proposal

K-C’s stockholders approved the Issuance Proposal as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
239,054,286	8,439,618	683,100	0

In connection with the Special Meeting, K-C also solicited proxies with respect to the approval of one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there were not sufficient votes cast at the Special Meeting to approve the Issuance Proposal (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Issuance Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

Item 7.01 Regulation FD Disclosure.

On January 29, 2026, K-C and Kenvue issued a joint press release announcing the preliminary results of the voting at their respective special meetings of stockholders each held on January 29, 2026. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information provided under Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1, is being “furnished” and is not deemed to be “filed” with the U.S. Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of K-C under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report in such a filing. K-C does not incorporate by reference to this Current Report information presented in the exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint Press Release, dated as of January 29, 2026.

104	The cover page from Kimberly-Clark Corporation’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2026	KIMBERLY-CLARK CORPORATION

	By:	/s/ Grant B. McGee
Grant B. McGee
Senior Vice President and General Counsel